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Exhibit 23.1

North Rim Exploration Ltd.
1020-606 Spadina Crescent East
Saskatoon, Saskatchewan S7K 3H1
Canada
March 29, 2012

Prospect Global Resources Inc.
1621 18th Street, Suite 260
Denver CO 80202
Attention: Wayne Rich

Dear Wayne:

        North Rim Exploration Ltd. hereby consents to being named in the Annual Report on Form 10-K being filed by Prospect Global Resources, Inc. on or about March 30, 2012 and to the filing of our report dated October 17, 2011 as an exhibit to the Annual Report.

Sincerely,
North Rim Exploration Ltd.
/s/ Tabetha Stirrett Tabetha Stirrett, P. Geo. Project Geologist

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  Exhibit 23.1